UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2009

BIOMET, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Indiana	001-15601	35-1418342
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

56 East Bell Drive

Warsaw, Indiana 46582

(Address of Principal Executive Offices, Including Zip Code)

(574) 267-6639

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On May 6, 2009, the Board of Directors of Biomet, Inc. (the “Company”) approved certain amendments to the Company’s Code of Business Conduct and Ethics (the “Code of Ethics”), which applies to all of the directors, officers and employees of the Company and its subsidiaries. The Code of Ethics was amended to (i) reference the Company’s new Global Anti-Corruption Policy and enhanced U.S. Fraud and Abuse Compliance Policy and (ii) clarify and expand Biomet’s policies with respect to, among other things: (a) deliberate ignorance of applicable law, (b) promotional presentations, (c) privacy rights and rights of access to communications, records and information created in the business setting and (d) reporting procedures.

The foregoing description of the amendments to the Code of Ethics is qualified in its entirety by reference to the amended Code of Ethics, which is attached as Exhibit 14.1, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
14.1	Code of Business Conduct and Ethics, as amended on May 6, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2009

BIOMET, INC.

/s/ Bradley J. Tandy
By:	Bradley J. Tandy
Its:	Senior Vice President, General Counsel and Secretary

EXHIBITS

Exhibit No.	Description
14.1	Code of Business Conduct and Ethics, as amended on May 6, 2009